Exhibit 99.1

Media contact:	Investor contact:
Mike Jacobsen +1 330 490 3796 jacobsm1@diebold.com	John Kristoff +1 330 490 5900 kristoj@diebold.com

FOR IMMEDIATE RELEASE:
July 21, 2004

DIEBOLD ANNOUNCES RECORD SECOND QUARTER EARNINGS PER SHARE OF $0.60 ON STRONG REVENUE GROWTH OF 14.8 PERCENT

NORTH CANTON, Ohio – Diebold, Incorporated (NYSE: DBD) today reported record second quarter 2004 net income of $43,667,000 and diluted earnings per share of $.60, compared to diluted earnings per share of $.57 in the second quarter of 2003. Prior year EPS included a gain of approximately $.03 per share, which was a result of an early buyout of leased ATM equipment by a major customer. Diluted earnings per share grew 5.6 percent and were within the company’s previous guidance of $.58 to $.62 per share. Excluding the gain in the second quarter of 2003, diluted earnings per share would have increased by 11.9 percent.

Diebold also achieved record second quarter revenue of $552,043,000, 14.8 percent higher than the second quarter of 2003. This significant increase in revenue was led by strong growth in financial self-service products which was fueled by strong demand for the company’s new Opteva product solution, particularly in the United States.

Second Quarter Highlights
•	Record total orders, which increased in the double-digit range
•	Total financial self-service revenue grew by 10.9 percent and 9.5 percent on a fixed exchange rate basis*. This increase was led by strong growth in financial self-service products, which grew by 21.4 percent and 19.9 percent on a fixed exchange rate basis*
•	Security solutions revenue grew 11.0 percent and 10.9 percent on a fixed exchange rate basis* as a result of continued market share gains, growth in the financial industry, government and retail markets, two small security business acquisitions in Asia-Pacific and the recent acquisition of TFE Technology Holdings
•	Total revenue for the Americas, excluding election systems, grew by 13.7 percent and 14.0 percent on a fixed exchange rate basis*
•	An agreement with Hewlett-Packard (Canada) Co., in which Diebold Canada will provide automated teller machines (ATMs) and first- and second-line maintenance services for TD Bank Financial Group
•	Repurchased an additional 792,000 shares of Diebold stock

*See accompanying notes for non-GAAP measures.

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Financial Results
“I continue to be very encouraged by our strong order growth, as product orders in the second quarter were the highest in the company’s history,” said Walden W. O’Dell, Diebold chairman and chief executive officer. “Our Opteva solution continues to be well-received globally, particularly in North America, and we are encouraged by the margins on that product line. Our security solutions continue to be successful, and we’re working to profitably grow that part of our business through strategic acquisitions and continued market penetration.

O’Dell continued, “Given the growth of Opteva and the success of our overall core product and service businesses, we continue to be very confident about the prospects for the company moving forward.”

Fixed Exchange Rate Second Quarter Orders
Total orders for product and service increased well into the double-digit range. Financial self-service orders increased in the double-digit range, led by strong double-digit growth in the Americas and Asia-Pacific and slightly offset by a low single-digit decline in EMEA, where competition remains strong. Security orders remain strong, increasing in the double-digit range. Orders in election systems also grew in the double digit range from the second quarter 2003.

Significant orders for the quarter included:

•	Total Opteva orders in excess of $80 million

•	A large financial self-service order in Brazil for $16.1 million

•	Financial self-service orders from two banks in China and one bank in India totaling $11.5 million

•	A significant order in Europe for financial self-service, totaling $10.1 million

•	Opteva orders from two major financial institutions in North America totaling $7.1 million

•	Three orders for Opteva units in Latin America totaling $6.3 million

•	Physical security orders from a bank in North America totaling $2.5 million

•	A major Opteva order in the Philippines for $1.7 million

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PAGE 3/ DIEBOLD ANNOUNCES SECOND QUARTER RESULTS

Revenue
Total revenue for the quarter was $552.0 million, up $71.2 million, or 14.8 percent and 13.7 percent on a fixed exchange rate basis*. Total financial self-service revenue increased 10.9 percent and 9.5 percent on a fixed exchange rate basis*. Approximately $18.8 million of financial self-service revenue in the prior year period was reclassified from product to service to better reflect the nature of that business. Security solutions revenue grew 11.0 percent and 10.9 percent on a fixed exchange rate basis*. Total financial self-service and security revenue increased by 10.9 percent and 9.9 percent on a fixed exchange rate basis*.

Revenue Summary by Product and Service Solutions
(In Thousands — Quarter Ended June 30)

			% Change	% Change
	2004	2003	GAAP	fixed rate
Financial Self-Service
Products	$178,630	$147,113	21.4%	19.9%
Services	209,645	203,012	3.3%	2.0%

Total Fin. self-service	388,275	350,125	10.9%	9.5%

Security solutions
Products	65,186	59,484	9.6%	9.4%
Services	71,454	63,566	12.4%	12.4%

Total Security	136,640	123,050	11.0%	10.9%

Total Fin. self-service & security	524,915	473,175	10.9%	9.9%

Election systems	27,128	7,695	252.5%	252.5%

Total Revenue	$552,043	$480,870	14.8%	13.7%

Revenue Summary by Geographic Area
(In Thousands — Quarter Ended June 30)

			% Change	% Change
	2004	2003	GAAP	fixed rate
The Americas
Financial self-service solutions	$275,411	$233,395	18.0%	18.6%
Security solutions	129,083	122,506	5.4%	5.3%

subtotal	404,494	355,901	13.7%	14.0%

Election systems	27,128	7,695	252.5%	252.5%

Total Americas	431,622	363,596	18.7%	19.0%

Asia-Pacific
Financial self-service solutions	36,446	34,540	5.5%	2.9%
Security solutions	7,535	508	N/A	N/A

Total Asia Pacific	43,981	35,048	25.5%	22.2%

Europe, Middle East, Africa
Financial self-service solutions	76,418	82,190	-7.0%	-12.0%
Security solutions	22	36	N/A	N/A

Total Europe, Middle East, Africa	76,440	82,226	-7.0%	-12.0%

Total Revenue	$552,043	$480,870	14.8%	13.7%

*See accompanying notes for non-GAAP measures.

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Currency Impact
During the quarter, revenue was positively impacted by the year-over-year strengthening of the euro and certain other currencies. This was partially offset by the weakening of the Brazilian real during the quarter. The positive currency impact in the second quarter was approximately $4.5 million or 0.9 percent versus the prior year reported results.

Gross Margin
Total gross margin for the second quarter was 29.9 percent, a 0.4 percentage point improvement from the 29.5 percent in the second quarter 2003. Product gross margin improved by 1.6 percentage points from 33.8 percent in the second quarter 2003 to 35.4 percent in the second quarter 2004. This increase was due to higher profit margins from increasing Opteva sales and higher election system profit margins, primarily in Brazil. The Opteva product line continues to generate higher margins than the legacy products, while the election system increase was favorably impacted by Brazilian voting sales. These improvements were partially offset by lower security product margins, which decreased due to pricing pressure and higher material costs. Service gross margin also decreased, moving from 26.1 percent in the second quarter of 2003 to 24.8 percent in the second quarter 2004. The service margin decline was due to continued pricing pressures and increased fuel costs, which more than offset higher service margins in Brazil and the election systems business.

Operating Expenses
Total operating expenses for the quarter as a percent of revenue was 17.9 percent, up slightly from the 17.8 percent in the second quarter 2003. This increase was due to the addition of $2.0 million to the company’s allowance for doubtful accounts for issues pertaining to the election systems business. Excluding this additional charge to allowance for doubtful accounts, total operating expenses as a percentage of revenue was 17.6 percent.

Operating Profit
Operating profit was 12.0 percent of revenue, up from 11.7 percent in the second quarter of 2003. The increase in operating profit margin was due to improved product gross margins.

Other Income/(Expense) and Minority Interest
Other income/(expense) and minority interest declined by $6.4 million in the second quarter of 2004 versus the second quarter of 2003. This decline was primarily a result of a gain of approximately $.03 per share from the early buy-out of leased ATM equipment in the second quarter of 2003, as well as foreign exchange gains in the second quarter of 2003.

Net Income
Net income was 7.9 percent of revenue compared to 8.6 percent in the second quarter 2003. The decline in net income as a percent of revenue was mainly the result of the early buy-out of leased ATM equipment in the second quarter of 2003 and foreign exchange gains in the second quarter of 2003.

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PAGE 5/ DIEBOLD ANNOUNCES SECOND QUARTER RESULTS

Balance Sheet and Cash Flow Highlights
The company’s net debt* was $167.1 million at June 30, 2004, compared to a net investment* of $12.4 million at June 30, 2003. The $179.6 million increase in net debt* over the last 12 months was due to rapid company growth and increased working capital requirements in the election systems business, $54.5 million for the repurchase of company stock and $40.0 million invested in acquisitions.

Days sales outstanding increased by 18 days, moving from 74 days at June 30, 2003 to 92 days at June 30, 2004. This increase in days sales outstanding was due in part to delays in collecting the San Diego election system contracts and the remaining Maryland election system contract. Payment of the Maryland contract receivable was received in July 2004. Due to state certification issues in California, the collection of the remaining receivable from San Diego has been delayed and is now expected to be collected in early 2005. However, DSO improved by four days sequentially from 96 days at March 31, 2004. The 12-month moving average inventory turns decreased slightly from 5.1 to 5.0. This decrease was due in part to the impact of transitioning to the new Opteva product solution and the phase out of legacy products, as well as the buildup for an anticipated strong third quarter.

Stock Option and Restricted Stock Expense
As permitted under SFAS No. 123, Accounting for Stock-Based Compensation, the company provides quarterly and annual disclosures of the impact to earnings per share if stock options were expensed. The company estimates that if stock options were expensed in accordance with SFAS 123, the full year impact in 2004 and 2003 would be approximately $.06 per share.

Also as previously disclosed, in the interest of more directly linking associate rewards to corporate performance, in 2004 the company granted restricted stock units in lieu of stock options to a select group of key associates. The impact from this transition to grants of restricted stock units will adversely impact 2004 earnings by approximately $.01 per share.

*	See accompanying notes for non-GAAP measures.

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PAGE 6/DIEBOLD ANNOUNCES SECOND QUARTER RESULTS

Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations.

Third quarter and full-year 2004 outlook
Expectations for the third quarter 2004 include:

•	Third quarter revenue is expected to increase 8 to 11 percent on a fixed exchange rate basis*.

•	Financial self-service revenue growth of 12 to 14 percent, fixed rate*.

•	Security growth of 16 to 20 percent, fixed rate*.

•	Election systems revenue is expected to be $26 to $30 million for the third quarter.

•	Currency exchange is anticipated to be slightly favorable versus prior year.

•	Depreciation and amortization to be approximately $19 million.

•	An effective tax rate of approximately 32.0 percent.

•	An increase in pension expense of approximately $.01 per share in the third quarter of 2004 as compared to the third quarter of 2003.

•	EPS in the range of $.70 to $.74. This compares to $.66 in the third quarter of 2003. Election systems business is expected to be neutral to slightly dilutive to EPS in the third quarter 2004, versus being approximately $.06 accretive in the third quarter 2003.

Expectations for the full year 2004 include:

•	Revenue growth of 11 to 12 percent, on a fixed exchange rate basis*.

•	Financial self-service revenue growth of 12 to 13 percent, fixed rate*.

•	Security growth of 14 to 16 percent, fixed rate*.

•	Election systems revenue is now anticipated to be in the range of $75 to $85 million.

•	Favorable currency impact of 1 to 2 percent versus prior year.

•	Depreciation and amortization of approximately $72 million.

•	An effective tax rate of approximately 32.0 percent.

•	Pension expense is expected to be $.04 per share higher in 2004, moving from $.01 per share in 2003 to $.05 per share in 2004.

•	Research and development will be approximately 3 percent of revenue.

•	EPS in the range of $2.59 to $2.66. This represents a 10 to 13 percent increase in EPS over 2003, excluding the impact of pension expense.

•	Free cash flow* is expected to be in the range of $185 to $210 million.

*See accompanying notes for non-GAAP measures.

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PAGE 7/DIEBOLD ANNOUNCES SECOND QUARTER RESULTS

Notes for Non-GAAP Measures
1.	Fixed exchange rate is used to depict order and GAAP revenue growth in local currency without the benefit or detriment occurring from currency fluctuations.

2.	Free cash flow is calculated as follows:

			Six Months	Six Months
	Q2 2004	Q2 2003	Ended 2004	Ended 2003
Net cash provided by operating activities (GAAP measure)	$(4,186)	$63,813	$5,061	$162,292
Capital expenditures	(10,510)	(18,456)	(23,295)	(32,478)
Rotable spares expenditures	(634)	(8,492)	(5,140)	(18,584)

Free cash flow (non-GAAP measure)	$(15,330)	$36,865	$(23,374)	$111,230

     The company believes that free cash flow is a meaningful indicator of cash generated for discretionary purposes.

3.	Net (debt)/investment is calculated as follows:

	June 30,	March 31,	December 31,	June 30,
	2004	2004	2003	2003
Cash, cash equivalents and other investments (GAAP measure)	$123,579	$153,876	$176,101	$161,000
Less Industrial development revenue bonds and other	(13,550)	(13,550)	(13,550)	(13,600)
Less Notes payable	(277,164)	(200,409)	(190,172)	(134,972)

Net (debt)/investment (non-GAAP measure)	$(167,135)	$(60,083)	$(27,621)	$12,428

Given the significant cash, cash equivalents and other investments on the balance sheet, a meaningful debt calculation is to net cash against outstanding debt.

Financial Information
Walden W. O’Dell and Senior Vice President and Chief Financial Officer Gregory T. Geswein will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Access is available from Diebold’s Web site at www.diebold.com. The replay can also be accessed on the site for up to three months after the call.

Forward-Looking Statement
In the company’s written or oral statements, the use of the words “believes,” “anticipates,” “expects” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company, including statements concerning future operating performance, the company’s share of new and existing markets, and the company’s short- and long-term revenue and earnings growth rates. Although the company believes that its outlook is based upon reasonable assumptions regarding the economy, its knowledge of its business, and on key performance indicators, which impact the company, there can be no assurance that the company’s goals will be realized. The company is not obligated to report changes to its outlook. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company’s uncertainties could cause actual results to differ materially from those anticipated in forward-looking statements. These include, but are not limited to:
•	competitive pressures, including pricing pressures and technological developments;
•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;
•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;
•	acceptance of the company’s product and technology introductions in the marketplace;
•	unanticipated litigation, claims or assessments;
•	ability to reduce costs and expenses and improve internal operating efficiencies;
•	variations in consumer demand for financial self-service technologies, products and services;
•	challenges raised about reliability and security of the company’s election systems products, including the risk that such products will not be certified for use or will be decertified;
•	changes in laws regarding the company’s election systems products and services; and
•	potential security violations to the company’s information technology systems.

Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 13,000 associates with representation in more than 88 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold reported revenue of $2.11 billion in 2003 and is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s Web site at www.diebold.com.

PR/3067
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DIEBOLD, INCORPORATED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three Months Ended June 30
	2004	2003
Net Sales
Product	$266,772	$212,400
Service	285,271	268,470

Total	552,043	480,870

Cost of goods
Product	172,220	140,563
Service	214,566	198,275

Total	386,786	338,838

Gross Profit	165,257	142,032

Percent of net sales	29.9%	29.5%

Operating expenses
Selling, general and administrative	84,186	70,757
Research, development and engineering	14,793	14,836

Total	98,979	85,593
Percent of net sales	17.9%	17.8%

Operating profit	66,278	56,439
Percent of net sales	12.0%	11.7%

Other income / (expense) and minority interest, net	(2,062)	4,362

Income before taxes	64,216	60,801
Percent of net sales	11.6%	12.6%

Taxes on income	(20,549)	(19,457)
Effective tax rate	32.0%	32.0%

Net Income	$43,667	$41,344

Percent of net sales	7.9%	8.6%

Basic weighted average shares outstanding	72,176	72,294
Diluted weighted average shares outstanding	72,680	72,679

Basic Earnings Per Share	$0.61	$0.57

Diluted Earnings Per Share	$0.60	$0.57

DIEBOLD, INCORPORATED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Six Months Ended June 30
	2004	2003
Net Sales
Product	$486,364	$377,068
Service	563,934	513,956

Total	1,050,298	891,024

Cost of goods
Product	320,516	244,572
Service	424,498	380,665

Total	745,014	625,237

Gross Profit	305,284	265,787

Percent of net sales	29.1%	29.8%

Operating expenses
Selling, general and administrative	164,845	139,125
Research, development and engineering	30,331	29,190

Total	195,176	168,315
Percent of net sales	18.6%	18.9%

Operating profit	110,108	97,472
Percent of net sales	10.5%	10.9%

Other income / (expense) and minority interest, net	(2,996)	1,417

Income before taxes	107,112	98,889
Percent of net sales	10.2%	11.1%

Taxes on income	(34,276)	(31,645)
Effective tax rate	32.0%	32.0%

Net Income	$72,836	$67,244

Percent of net sales	6.9%	7.5%

Basic weighted average shares outstanding	72,477	72,247
Diluted weighted average shares outstanding	73,026	72,576
Basic Earnings Per Share	$1.00	$0.93

Diluted Earnings Per Share	$1.00	$0.93

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	June 30, 2004	December 31, 2003
ASSETS
Current assets
Cash and cash equivalents	$123,305	$169,951
Short-term investments	274	6,150
Trade receivables, net	578,939	558,161
Inventories	318,742	262,039
Other current assets	129,183	108,858

Total current assets	1,150,443	1,105,159

Securities and other investments	49,229	47,386
Property, plant and equipment, net	255,450	253,155
Goodwill	360,338	331,646
Other assets	159,104	163,156

	$1,974,564	$1,900,502

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$277,164	$190,172
Accounts payable	102,404	115,133
Other current liabilities	346,233	313,348

Total current liabilities	725,801	618,653

Long-term liabilities	129,169	133,611
Total shareholders’ equity	1,119,594	1,148,238

	$1,974,564	$1,900,502

DIEBOLD, INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Six Months Ending
	June 30, 2004	June 30, 2003
Cash Flow from operating activities:
Net Income	$72,836	$67,244
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	33,359	34,441
Deferred income taxes	(365)	25
Loss on sale of assets, net	46	758
Minority share of income	2,584	3,054
Cash provided (used) by changes in certain assets and liabilities:
Trade receivables	(22,050)	(1,630)
Inventories	(60,360)	(22,413)
Accounts payable	(12,952)	9,170
Certain other assets and liabilities	(8,037)	71,643

Net cash provided by operating activities	5,061	162,292

Cash flow from investing activities:
Payments for acquisitions, net of cash acquired	(35,429)	(6,090)
Net investment activity	2,809	(7,600)
Capital expenditures	(23,295)	(32,478)
Rotable spares expenditures	(5,140)	(18,584)
Decrease (increase) in certain other assets	841	(8,097)

Net cash used by investing activities	(60,214)	(72,849)

Cash flow from financing activities:
Dividends paid	(26,807)	(24,568)
Net borrowings (payments) on short term borrowings	94,405	(101,594)
Net payments from securitization	(7,555)	(7,815)
Repurchase treasury shares	(53,432)	(1,708)
Other financing activities	3,744	7,315

Net cash provided (used) by financing activities	10,355	(128,370)

Effect of exchange rate changes on cash	(1,848)	3,985

Decrease in cash and cash equivalents	(46,646)	(34,942)
Cash and cash equivalents at the beginning of the period	169,951	155,446

Cash and cash equivalents at the end of the period	$123,305	$120,504